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                             CONSULTING AGREEMENT


This is a Consulting Agreement is made and entered into on March 31, 2001 by and between MODIS PROFESSIONAL SERVICES, INC. (hereinafter 'MPS') and GEORGE J. MITCHELL (hereinafter 'Mitchell').

                                   Recitals

1. Mitchell has numerous business contacts from his many years of public service and business associations and wishes to assist MPS in arranging potential business development opportunities by providing consultation regarding such matters.

2. MPS wishes to have the benefit of Mitchell's business development consultation.

In consideration of the mutual promises set forth in this agreement, MPS and Mitchell agree as follows:

                              Description of Work

3. Mitchell shall provide consultation services to MPS and its subsidiaries and affiliates by introducing it to business development opportunities by using his professional judgment and skill developed through numerous years of public service and business associations.

                             Time Devoted to Work

4. In performing services under this Agreement, MPS will rely on Mitchell to set hours reasonably necessary to adequately perform his consulting obligations hereunder.

                                Payment of Fees

5. For providing consulting services to MPS, MPS shall pay Mitchell a minimum fee of Fifty Thousand Dollars and No Cents ($50,000.00), on a monthly basis for the twelve-month period commencing with April 1, 2001. A success fee of up to another Fifty Thousand Dollars and No Cents ($50,000.00) may be paid to Mitchell in MPS' discretion depending on the success of his consulting efforts.


                               Term of Agreement

6. The term of this Agreement shall be from April 1, 2001 through March 31, 2002, and may be renewed for successive terms of one year upon agreement of the parties.


                          Relationship of the Parties

7. The Parties for this Agreement intend and stipulate that the relationship between them as created by this Agreement to be that of principal/independent contractor. Mitchell shall not be deemed and shall not hold himself out to be an employee or servant of MPS, nor shall Mitchell and MPS be deemed to be engaged in a partnership, joint venture or other business relationship other than that of principal/independent contractor.

8. Mitchell shall meet all local, state and federal requirements, including payment of all fees, insurance and taxes required to operate and or engage in its business.

9. MPS shall not withhold from Mitchell's fees any amount for federal and state income taxes, FICA or any other legal deductions. MPS shall not make premium payments or contributions for any workers' compensation or unemployment compensation benefits for Mitchell or any employees of Mitchell. Such withholding of payments shall be Mitchell's exclusive responsibility.

10. Mitchell shall purchase or lease equipment or property at his expense which Mitchell determines is necessary to perform the work described herein, and it is understood that MPS is relying upon Mitchell's experience, knowledge and skill in selecting Mitchell to perform these services.

                                Control of Work
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11. Mitchell shall have sole control of the manner and means of performing services under this Agreement.

                                   Insurance

12. Mitchell shall have the responsibility to provide general liability insurance coverage to protect himself from any claims of damages which may arise for services rendered pursuant to this agreement.

                                Savings Clause

13. If any provision of this agreement is declared invalid or unenforceable by a court, agency or board with appropriate jurisdiction, the remaining provisions shall remain in full force and effect and shall be construed to effectuate the purpose and intent of this Agreement.

14. This Agreement shall be governed by the laws of the State of Florida.

                        Modification of this Agreement

15. This Agreement may not be modified except by written Agreement signed by both Parties.

                                 Incorporation

16. This Agreement expressly supersedes all practices understandings and agreements between the parties, whether written or oral, not specifically set forth in this Agreement. This Agreement constitutes the entire agreement between MPS and Mitchell and there are no other agreements or understandings concerning this Agreement which are not fully set forth in this Agreement.

IN WITNESS WHEREOF, MPS by its authorized representative and Mitchell execute this Agreement by signing below.


                            GEORGE J. MITCHELL
/s/ Marc M. Mayo            s/s George J. Mitchell
 Witness


                            MODIS PROFESSIONAL SERVICES,INC.



/s/ Marc M. Mayo            By: /s/ Derek E. Dewan
 Witness                     Its:  Chairman